Exhibit 99.1

Cross Country Healthcare Announces Third Quarter 2020 Earnings Release Date and Conference Call Information

BOCA RATON, Fla.--(BUSINESS WIRE)--October 21, 2020--Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its third quarter 2020 financial results on Wednesday, November 4, 2020 at 5:00 p.m. Eastern Time. Cross Country Healthcare, Inc. (the “Company”) intends to distribute its earnings press release after market close on Wednesday, November 4, 2020.

This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations – Passcode: Cross Country. A replay of the webcast will be available from November 4th through November 19th at the Company’s website and a replay of the conference call will be available by telephone by calling 800-391-9847 from anywhere in the U.S. or 402-220-3093 from non-U.S. locations – Passcode: 2020.

About Cross Country Healthcare

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement and other consultative services for healthcare clients. Leveraging nearly 35 years of expertise and insight, CCH solves complex labor-related challenges for clients while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® Award winner, CCH is committed to excellence in delivery of its services and was the first public company to earn The Joint Commission Gold Seal of Approval® for Health Care Staffing Services Certification with Distinction.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com